EXHIBIT 10(d)

                             1982 STOCK OPTION PLAN

                     AS AMENDED APRIL 26, 1984, JANUARY 30,
                       1987, FEBRUARY 12, 1993 AND OCTOBER
                                    17, 1996

                             NALCO CHEMICAL COMPANY


     1. Purpose. This Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Nalco Chemical Company ("the "Company") by key management employees of the Company and its subsidiaries, and to provide additional long term incentive for them to continue their association with the Company and to promote the success of the business by using their maximum efforts in its behalf. The term "Subsidiary" means any corporation 50% or more of the voting shares of which are owned, directly or indirectly, by the Company.

     2. Stock Subject to the Plan. An aggregate of 3,000,000 shares of the Common Stock (par value of $0.375 per share) of the Company will be reserved for use upon the exercise of Options to be granted from time to time under the Plan. These shares may be either authorized but unissued shares, or issued shares which shall have been reacquired by the Company. It is intended that Options granted pursuant to the Plan shall be "Incentive Stock Options", as defined in
Section 422A of the Internal Revenue Code (the "Code"), but where specifically designated may instead be "Nonqualified Options" as referred to in Internal Revenue Regulations 1.83-7 and 1.421-6.

     3. Administration. The Plan shall be administered by a Stock Option Committee (the "Committee") appointed by the Company's Board of Directors, and consisting of not less than three of it members who are not employees of the Company or it subsidiaries. The Committee shall have authority in its discretion, but subject to the express provisions of the Plan, to:

     (a) determine the key management employees of the Company and its subsidiaries to whom Options shall be granted;

     (b) determine the number of shares to be covered by each Option;

     (c) determine whether Options granted shall be Incentive Stock Options or Nonqualified Stock Options;

     (d) determine the time or times at which Options shall be granted or may be forfeited;

     (e) interpret the Plan;

     (f) prescribe, amend, and rescind rules and regulations relating to the Plan;

     (g) hold its meetings at times and places which it deems to be appropriate; and

     (h) make all other determinations deemed necessary or advisable for the administration of the Plan.

     All actions of the Committee with respect to the Plan shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall keep minutes of its meetings with respect to the Plan, and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall administer the Plan in order to preserve the characterization, as such, of Options which are granted as Incentive Stock Options pursuant to the Plan.

     The Board of Directors may, from time to time, appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Board of Directors shall select one of the members of the Committee as its chairman.

     4. Eligibility. An Option may be granted to any key management employee of the Company or a subsidiary, provided that no Option may be granted hereunder to an individual who immediately after such Option is granted owns, within the meaning of Section 422A(b)(6) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries.

     5. Option Prices. The Option price of each share of Common Stock offered under this Plan shall be determined by the Committee, but in no event shall be less than the greater of par value of the Company's Common Stock, or (i) in the case of Incentive Stock Options, 100% of the fair market value of the Common Stock at the time the Option is granted or (ii) in the case of Nonqualified Options, 100% of the fair market value of the Common Stock at the time the Option is granted. Such fair market value shall be the mean between the highest and the lowest price of sales of shares of the Common Stock of the Company as reported on Composite Tape for the New York Stock Exchange-Composite Transactions on the date on which the Option is granted, or if no Composite Tape transactions occurred on that date, on the last preceding date on which such transactions occurred.

     6. Granting of Options. Whenever the Committee shall designate a key management employee to receive either an Incentive Stock Option or a Nonqualified Stock Option pursuant to this Plan, the President or Secretary of the Company or the Secretary of the Committee, shall notify such employee in writing with respect thereto, clearly identifying Options as being "Incentive" and/or "Nonqualified" Stock Options, giving the number of shares subject to the Option, the price per share, the dates on and after which such Option may be exercised, and the date on which such Options shall expire, and shall attach a copy of the Plan to such Notice. Such Notice shall also advise the option of any requirement to hold Option shares for a period of time in order to receive preferential tax treatment, and such Notice shall furthermore require the option to give the Company prompt written notice of disposition made prior to the end of such holding period requirement. The date of the Committee's designation shall be the date such Option is granted. Such Notice may be accompanied by or be in the form of an agreement to be signed by the Company and the option, containing such terms and provisions as the Committee shall prescribe.

     7. Term of Options. The term of each Option shall be for such period as the Committee shall determine, but not more than ten years from the date of granting thereof, and shall be subject to earlier termination as hereinafter provided.

     8. Exercise of Options. Subject to specific terms thereof, an Option may be exercised, at any time or from time to time, as to any part of or all of the shares which shall be covered thereby; the purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including shares of Company Common Stock valued at fair market value on the date of exercise of the Option or a combination of cash and shares. The holder of an Option shall not have any of the rights of a stockholder with respect to the shares covered by this Option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option. For purposes of this paragraph, "fair market value" shall have the meaning described in paragraph 5 above.

     No Incentive Stock Option granted under the Plan prior to January 1, 1987 shall be exercisable while there is outstanding any Incentive Stock Option which was granted before the granting of such Option to the option to purchase stock in his employer corporation or in a corporation which (at the time of granting such Option) is a parent or subsidiary corporation of the employer corporation, or in a predecessor corporation of any such corporations. For the purposes of the preceding sentence, any Incentive Stock Option shall be treated as outstanding until such Option is exercised in full or expires by reason of lapse of time or by forfeiture.

     9. Non-Transferability of Options. An Option shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of any employee, only by him.

     10. Maximum Allotment of Options. Effective with respect to options granted on or after January 1, 1987, the aggregate fair market value (determined as of the date the option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under the Plan (and all other plans of the Company and its subsidiaries) shall not exceed $100,000.

     11. Termination of Employment. An Option granted to an employee shall terminate upon the termination, for any reason, of the person's employment with the Company or a subsidiary, and no shares may thereafter be purchased under such Option except in the case of:

     a. Retirement. Upon retirement from the employ of the Company or a subsidiary pursuant to the Company's retirement program, the employee may purchase, within three years following such retirement, all or a part of the shares which the employee was entitled to purchase immediately prior to such retirement. In order to receive preferential tax treatment of an Incentive Stock Option an employee must exercise such Option prior to, or within three months after, retirement.

     b. Total and Permanent Disability. An employee may purchase, within one year after termination due to total and permanent disability, all or a part of the shares which the employee was entitled to purchase immediately prior to such termination.

     c. Death. Upon the death of an employee or upon the death of a retired employee within three years following retirement from the employ of the Company or a subsidiary, all or a part of the shares which such employee was entitled to purchase immediately prior to death may be purchased within one year after the death by any person or persons (including the legal representatives of such employee's estate) to whom the rights of the deceased employee under the Option shall pass by will or the laws of descent and distribution.

In no event, however, may any Option be exercised after ten years from the date it was granted or after expiration of the term of the Option specifically provided for at the time of its grant.

     12. Other Considerations. In order to receive preferential tax treatment of an Incentive Stock Option, an employee must not dispose of stock acquired by exercise of such Option within two years from the date of its grant and must hold the stock itself for at least one year. The employee shall have the right to surrender or deliver shares or to have shares withheld from an Option grant in payment of applicable withholding taxes due in connection with an Option exercise, all such shares to be valued at fair market value on the date of exercise.

     Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere with the right of the Company or of the subsidiary by which he is employed to terminate his employment at any time.

         13. Securities Registration. In the event that the Company shall deem it necessary to register any stock, with respect to which an Option granted hereunder has been exercised, under the Securities Act of 1933, or other applicable federal or state law, or to qualify any such shares for exemption from registration under any such law, or under any regulation issued under any uch law, the Company shall take such action at its own expense before delivery
of such stock. If such stock shall be listed on a national stock exchange at the time an Option granted hereunder is exercised and registration of such stock shall be required under the Securities Exchange Act of 1934 and listing thereof shall be required on such stock exchange, the Company shall take such action at its own expense.

     14. Adjustments Upon Changes in Capitalization. Appropriate adjustments of the number of shares reserved for use under the Plan and in the number of shares and price per share covered by outstanding Options granted under the Plan shall be made to give effect to any stock splits, stock dividends, or other relevant changes in capitalization occurring on or after the effective date of the Plan. The decisions of the Board of Directors of the Company as to the amount and timing of any such adjustments shall be conclusive.

     15. Approval, Termination, and Amendment of the Plan. The Plan will not go into effect unless approved by the affirmative vote of the holders of at least a majority of the Company's outstanding Common Stock. When so approved, the Plan shall become effective as of January 29, 1982. The Plan shall terminate on January 28, 1992, and no Option shall be granted under the Plan after that date. The Plan may be terminated at any time or may, from time to time, be modified or amended by the vote of holders of a majority of the outstanding voting stock of the Company or their proxies. The Board of Directors may, at any time and from time to time, modify or amend the Plan in such respects as it shall deem advisable to conform to any change in the law or regulations pursuant to the law, or in any other respect which shall not change: (a) the maximum number of shares for which Options may be granted under the Plan; or (b) the Option prices; or (c) the periods during which Options may be granted or exercised; or
(d) the provisions relating to the determination of employees to whom Options shall be granted and the number of shares covered by such Options; or (e) the provisions relating to adjustments to be made upon changes in capitalization. The termination or modification or amendment of the Plan shall not, without the consent of an employee, affect his right under an Option theretofore granted to him.